UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2016

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At its regular meeting on February 25, 2016, the Board of Directors of American National Insurance Company (the “Company”) appointed James E. Pozzi, the Company’s President and Chief Executive Officer, as Chairman of the Board. The Board also appointed Robert L. Moody, Sr. to the newly created employee position of Chairman Emeritus.

Also on February 25, 2016, the Board of Directors, pursuant to authority granted to it in the Company’s Bylaws, reduced the number of directors on the Board from nine to seven, effective immediately following the Company’s 2016 Annual Meeting of Stockholders. Upon the recommendation of the Nominating Committee, the Board nominated a slate of seven director nominees to be considered by stockholders at the Annual Meeting. Such director nominees are William C. Ansell, Arthur O. Dummer, Frances A. Moody-Dahlberg, James P. Payne, E. J. “Jere” Pederson, James E. Pozzi and James D. Yarbrough, all of whom currently serve as Company directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
	Name:	John J. Dunn, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Date: February 26, 2016